UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2011

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Poydras Street, Suite 1900
New Orleans, Louisiana		70130
(Address of principal executive offices)		(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In its quarterly Form 10-Q filed on February 4, 2011, Tidewater Inc. (“Tidewater”) disclosed that it has been in discussions with its joint venture partner, Sonangol, with respect to certain terms and conditions of the joint venture agreement under which Sonatide is managed and operated. This joint venture agreement was originally scheduled to expire by its terms on July 31, 2010; however, representatives of Sonangol and Tidewater agreed to extend the expiration date of the joint venture agreement to January 31, 2011. Prior to January 31, 2011, Sonangol agreed to continue the Sonatide joint venture to the extent required to fulfill several new or renewed charterparty agreements with customers in Angola that extend well beyond January 31, 2011. As of the date of the filing of the Form 10Q, Sonangol and Tidewater had not yet agreed on the terms of a new joint venture agreement.

As of February 25, 2011, Tidewater and Sonangol have agreed to further extend the date of the existing joint venture agreement from January 31, 2011 to April 30, 2011. The purpose of the extension is to give the parties additional time to negotiate the terms of a new, more permanent joint venture agreement. Tidewater continues to be hopeful that the terms of a mutually acceptable new joint venture will ultimately be agreed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom Executive Vice President, General Counsel and Secretary

Date: February 25, 2011